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                                                                    EXHIBIT 23.2


                         Independent Auditors' Consent


The Board of Directors
Input/Output, Inc.:

The Board of Directors
Input/Output, Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-54394, No. 33-46386, No. 33-50620, No. 33-85304, No. 333-14231,
No. 333-24125, No. 333-89297, No. 333-80299, No. 333-36264, No. 333-49382
and No. 333-60950) on Form S-8 of Input/Output, Inc., of our report dated February 1, 2001 relating to the consolidated balance sheets of Input/Output, Inc. and subsidiaries as of December 31, 2000 and May 31, 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive earnings (loss), and cash flows for the seven-month period ended December 31, 2000 and for each of the years in the two-year period ended May 31, 2000, and the related financial statement schedule, which report appear in the December 31, 2001 annual report on Form 10-K of Input/Output, Inc.


                                        /s/ KPMG LLP


Houston, Texas
March 27, 2002